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                                                                    EXHIBIT 21.1

                CERTEGY INC. SUBSIDIARIES AS OF FEBRUARY 28, 2002

                           Accu Chek, Inc.
                           AGES Participacoes S.A.
                           Aircrown Ltd.
                           Card Brazil Holdings, Inc.
                           Card Brazil LLC
                           Central Credit Services, Ltd.
                           Certegy Asia Pacific Holdings, Inc.
                           Certegy Asset Management, Inc.
                           Certegy Australia PLC
                           Certegy Canada, Inc.
                           Certegy Capital, Inc.
                           Certegy Card Services Australia Pty Ltd.
                           Certegy Card Services, Inc.
                           Certegy Card Services Ltd.
                           Certegy Card Services S.A.
                           Certegy Check Services, Inc.
                           Certegy E-Banking Services, Inc.
                           Certegy Europe LLC
                           Certegy First Bankcard Systems, Inc.
                           Certegy Global Card Services, Inc.
                           Certegy Ireland Limited
                           Certegy Licensing Services, Inc.
                           Certegy New Zealand Ltd.
                           Certegy Payment Recovery Services, Inc.
                           Certegy Payment Services, Inc.
                           Certegy Ltd.
                           Certegy Ltda.
                           Certegy Pty Ltd.
                           Certegy S.A.
                           Certegy SNC
                           Credit Union Card Services, Inc.
                           Equifax (Cayman Islands) Limited
                           Financial Institution Benefits Association
                           Financial Insurance Marketing Group, Inc.
                           Retail Credit Management Ltd.
                           Partech Ltda.
                           Payment Brasil Holdings Ltda.
                           Payment Chile S.A.
                           Payment South America Holdings, Inc.
                           Payment South America LLC
                           Transax France PLC
                           Transax PLC
                           Viv plc